Exhibit 99.1

FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Business Services Corp. Declares Special Dividend of $3.29 per Share

Company to Hold a Conference Call Today at 4:15 pm ET to Discuss the Special Dividend

NEW YORK, October 1, 2015 - Newtek Business Services Corp. (“Newtek” or the “Company”) (NASDAQ Global Market: NEWT), an internally managed business development company (“BDC”), today announced that its board of directors declared a one-time special dividend of approximately $34.0 million, or $3.29 per share (based on 10.3 million shares of Newtek Common Stock currently outstanding), payable on December 31, 2015 to Newtek shareholders of record as of November 18, 2015. The dividend will be paid in cash or shares of the Company’s Common Stock at the election of each shareholder, although the total amount of cash to be distributed to all shareholders will be limited to 27% of the total dividend to be paid to all shareholders. The remainder of the dividend (approximately 73%) will be paid in the form of shares of the Company’s Common Stock. The exact distribution of cash and stock to any given stockholder will be dependent upon his/her election as well as elections of other stockholders, subject to the pro-rata limitation described above. For tax purposes, 100% of this dividend will be classified as a qualified dividend. This special dividend is in addition to, and is not expected to impact, the Company’s previously issued guidance of its anticipated annual cash dividend of $1.82 per share for 2015, based on 10.3 million shares of Newtek Common Stock outstanding before the distribution of the stock portion of the special dividend.

Additional information concerning the special dividend will be contained in a shareholder letter and accompanying election form, which will be mailed to registered shareholders following the record date.

The Company’s Chairman, President and Chief Executive Officer, Barry Sloane, will host a conference call today October 1, 2015 at 4:15 pm ET, to discuss the special dividend. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611. A live webcast and corresponding presentation of the call will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm with a replay of the webcast available following the live presentation.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future may be “forward-looking statements.” All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through www.sec.gov

For more information, please visit the following websites:

www.thesba.com

Contacts:

Newtek Business Services Corp.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

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